                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Photon Dynamics, Inc. for the registration of 1,295,000 shares of its common stock and to the use of our report dated October 20, 2000, with respect to the consolidated financial statements of Photon Dynamics, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                  --------------------------------------------------------------

San Jose, California
November 7, 2000